EXHIBIT 99.1

Allied Capital Increases Third Quarter 2007 Dividend to $0.65 Per Share;
Also Declares Fourth Quarter 2007 Dividend of $0.65 Per Share;
Earnings to be Released August 8th, 2007; Conference Call Scheduled

Washington, DC – July 30, 2007 – Allied Capital Corporation (NYSE: ALD) announced that it has declared a third quarter dividend of $0.65 per share. In addition, Allied Capital announced that it has declared a fourth quarter dividend of $0.65 per share. These dividends represent the 176th and 177th consecutive quarterly dividends for Allied Capital shareholders since 1963. In accordance with regulated investment company distribution rules, the Company declared the fourth quarter dividend now because it is expected to be paid primarily from 2006 taxable income. Upon payment of the third and fourth quarter dividends, Allied Capital will have distributed a total of $2.57 per share in regular quarterly dividends to shareholders in 2007. Allied Capital distributed a total of $2.47 per share in dividends to shareholders in 2006, including a $0.05 per share extra dividend.

The dividends are payable as follows:

Third Quarter Dividend:		Fourth Quarter Dividend:
Record date: Payable date:	September 14, 2007 September 26, 2007	Record date: Payable date:	December 14, 2007 December 26, 2007

Earnings to be Released August 8th, 2007; Investor Web Cast and Conference Call Scheduled
Allied Capital will release second quarter 2007 results on Wednesday, August 8, 2007, before the market opens. The company will host a webcast/conference call at 10:15 a.m. (Eastern Time) that morning to discuss the results for the quarter. All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode “Allied Capital.”

An archived replay of the event will be available through August 22, 2007 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “10458546.” An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.

About Allied Capital
Allied Capital Corporation (NYSE: ALD) is a leading business development company (BDC) in the U.S. that invests private debt and equity capital in middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital has paid consistent or increasing regular, quarterly cash dividends annually to shareholders since 1963.

Allied Capital provides long-term debt and equity capital for management and sponsor-led buyouts, and for recapitalizations, acquisitions and growth of middle market companies. Allied Capital’s one-stop financing capabilities include first and second lien senior loans, unitranche debt, junior or subordinated debt and equity. Allied Capital seeks to invest in stable, less cyclical companies that produce significant free cash flow and high returns on invested capital. At March 31, 2007, the Company’s private finance portfolio included investments in 144 companies in a variety of industries. These companies currently generate aggregate revenues of over $13 billion and employ more than 90,000 people.

Headquartered in Washington, DC, Allied Capital offers shareholders the opportunity to participate in the private equity industry through an investment in its New York Stock Exchange-listed stock. Allied Capital invests in the American entrepreneurial economy by providing long-term capital and access to managerial resources often unavailable to middle market companies. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission.

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